Exhibit 10.6

SECOND AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”) is dated as of July 28, 2011, by and between ADVENIR@MARGATE, LLC, a Florida limited liability company (“Seller”), and GRAND PEAKS PROPERTIES, INC., a Colorado corporation (“Purchaser”).

Recitals

A.                                   Seller and Purchaser entered into a Real Estate Purchase and Sale Agreement dated as of June 6, 2011, as amended by a First Amendment to Real Estate Purchase and Sale Agreement dated as of July 21, 2011 (collectively, the “Agreement”), relating to certain real property and improvements located in Broward County, Florida (the “Property”).  Any initially capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

B.                                     Seller and Purchaser wish to amend the Agreement in certain respects.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.                                       Incorporation of Recitals.  The foregoing Recitals are incorporated herein by reference.

2.                                       Purchase Price.  The Purchase Price shall be $24,350,000, and Line 5 of the Summary Statement is revised accordingly.

3.                                       Lender Consents.  The second paragraph of Section 5 of the Agreement is revised to read as follows:

“Within five (5) Business Days after the date of the Agreement, Purchaser shall submit applications to the holders of the Existing Loans (the “Existing Lenders”) seeking approval for the Assumption.  As requested by Purchaser, Seller shall reasonably cooperate with Purchaser’s efforts to arrange for the Assumption.  The obligations of the Seller and the Purchaser under this Agreement are expressly contingent upon the Existing Lenders providing written confirmation (the “Lender Consents”), prior to the Closing Date, consenting to the Assumption on terms satisfactory to Seller and Purchaser.  Purchaser shall keep Seller apprised of its efforts and progress in obtaining the Lender Consents.  In the event Purchaser is unable to obtain the Lender Consents prior to the Closing Date then, notwithstanding any provision herein to the contrary, the Earnest Money shall be returned to Purchaser and this Agreement shall be null and void and of no further force or effect, except for such continuing obligations as are intended to survive the termination of this Agreement.  The Lender Consents, to be effective, shall provide, in addition to the consent by the Existing Lenders to the assumption by Purchaser of the Existing Loans, that the Seller (and any guarantor, principal, key principal or any other entity affiliated with Seller obligated or liable in any manner under the Existing Loans) shall be released from any and all further liability under the Existing Loans upon the assumption of the Existing Loans by Purchaser, with the exception of any liability arising from the existence of hazardous materials on or before the Closing Date.”

4.                                       Closing Date.  The first sentence of Section 6 of the Agreement is revised to read as follows:

“Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the “Closing”) shall take place on the date (the “Closing Date”) that is the later of August 29, 2011 or ten (10) days after the Lender Consents are obtained; provided, however, that if the Lender Consents have not been obtained by September 30, 2011, either party may terminate this Agreement by written notice to the other party, in which case the Earnest Money shall be returned to Purchaser and this Agreement shall be of no further force or effect, except for such continuing obligations as are intended to survive the termination of this Agreement.”

Line 8 of the Summary Statement is accordingly revised to read as follows:

“As provided in Section 6 of this Agreement.”

5.                                       Continuation Notice.  This Amendment shall constitute Purchaser’s Continuation Notice pursuant to Section 9(a) of the Agreement.

6.                                       No Other Changes.  Except as expressly modified hereby, the Agreement remains in full force and effect in accordance with its terms.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, this Amendment shall control.

7.                                       Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but both of which shall constitute one and the same instrument.  Any signature to this Amendment transmitted via facsimile or other electronic means shall be deemed an original signature and shall be binding upon the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELLER:

ADVENIR@MARGATE, LLC, a Florida limited liability company

By:	ADVENIR@MARGATE GP, LLC, a Florida limited liability company, its Managing Member

	By:	ADVENIR, INC., a Florida corporation, its Managing Member

		By:	/s/ W. Taylor Rismiller
		Name:	W. Taylor Rismiller
		Title:	Vice President

PURCHASER:

GRAND PEAKS PROPERTIES, INC., a Colorado corporation

By:	/s/ Luke Simpson
Luke Simpson
Chief Executive Officer